Exhibit 99.1
Contact: Cass Investor Relations
ir@cassinfo.com
October 22, 2026
Cass Information Systems reports Third Quarter 2026 Results
ST. LOUIS – Cass Information Systems, Inc. (Nasdaq: CASS) (the Company or Cass) today reported its third quarter 2026 earnings.

Strong year-over-year growth in net income and EPS

Continued net interest margin expansion

Third Quarter Financial Highlights
(All comparisons refer to the third quarter of 2025, except as noted)

•Net income and diluted earnings per share of $10.6 million and $0.81, respectively, increases of 16.1% and 19.1%, respectively.
•Return on average equity of 17.46%.
•Increase in net interest margin to 4.02% compared to 3.87%.
•Increase in net interest income of $1.9 million, or 8.9%.
•Increase in financial fees of $1.2 million, or 11.8%.
•Increase in total revenues of $2.6 million, or 5.3%.
•Increase in transportation dollar volumes of 14.5%.
•Increase in average deposits of $79.2 million, or 7.8%.
•Increased quarterly dividend by $0.02 to $0.34 per share for the fourth quarter of 2026.

Martin Resch, the Company’s President and Chief Executive Officer, noted, “We are pleased with our third quarter financial results, reflecting continued profitability growth throughout all of our lines of business.” Resch added, “Recent CassPay and Facilities client wins, combined with higher transportation and facility dollar volumes, present us with an enviable outlook for continued growth in assets, net interest income and financial fees in coming quarters. The improved revenue outlook, when combined with additional technology enhancements designed to improve client experience and reinforce our competitive advantages, should allow for enhanced profitability for the next several quarters.”

Earnings for the third quarter of 2026 are summarized as follows:

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Net income from continuing operations	$10,568	$10,575	$8,739	$8,189	$9,212	$29,882	$22,922
Net income	$10,574	$10,587	$8,832	$8,189	$9,106	$29,993	$26,927
Diluted earnings per share from continuing operations	$0.81	$0.81	$0.66	$0.62	$0.69	$2.28	$1.69
Diluted earnings per share	$0.81	$0.81	$0.67	$0.62	$0.68	$2.29	$1.99
Return on average equity	17.46%	17.72%	14.63%	13.45%	15.29%	16.60%	15.51%
Return on average assets	1.60%	1.67%	1.42%	1.28%	1.44%	1.56%	1.48%
Net interest margin	4.02%	4.00%	3.95%	3.93%	3.87%	3.99%	3.80%

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Net income from continuing operations (GAAP)	$10,568	$10,575	$8,739	$8,189	$9,212	$29,882	$22,922
Net income adjustments(1)	29	(1,326)	(4)	821	(3)	(1,301)	1,182
Adjusted net income from continuing operations (Non-GAAP) (1)	$10,597	$9,249	$8,735	$9,010	$9,209	$28,581	$24,104
Diluted earnings per share from continuing operations (GAAP)	$0.81	$0.81	$0.66	$0.62	$0.69	$2.28	$1.69
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.81	$0.71	$0.66	$0.68	$0.69	$2.18	$1.78
(1)Refer to explanation of use of non-GAAP financial measures and reconciliation of adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations as presented later in this earnings release.

Third Quarter 2026 Financial Commentary
(All comparisons refer to the third quarter of 2025, except as noted)

Transportation Invoice and Dollar Volumes - Transportation dollar volumes increased 14.5%. The Company is experiencing rising transportation dollars processed as a result of rising contract freight rates as well as fuel surcharges. The average dollars per traditional freight invoice of $1,115 increased 17.2%. During September 2026, the average dollars per traditional freight invoice was $1,152, exceeding the full third quarter of 2026 level, suggesting that the average dollars per invoice will continue rising into the fourth quarter of 2026. Rising transportation dollar volumes positively impact the overall levels of accounts and drafts payable and payments in advance of funding, and resulting interest income and financial fees.

Facility Expense Invoice and Dollar Volumes – Facility expense invoice volumes of 4.0 million decreased 1.2%, and dollar volumes of $6.6 billion increased 5.5%. The average dollars per invoice of $1,631 increased 6.9% primarily due to rising electricity and gas prices.

Processing Fees – Processing fees decreased $763,000, or 4.6%, due to lower transportation and facility invoice volumes.

Financial Fees – Financial fees, earned on a transactional level basis for invoice payment services when making customer payments, increased $1.2 million, or 11.8%. The increase in financial fees was primarily due to an increase in average payments in advance of funding of 15.8%, in addition to rising financial interchange fees within CassPay.

Net Interest Income – Net interest income increased $1.9 million, or 8.9%. The increase in net interest income was attributable to the net interest margin improving to 4.02% as compared to 3.87%, in addition to an increase in average interest-earning assets of $105.4 million, or 4.8%.

The Company’s net interest margin improvement was driven by increases in the average yield on loans and investment securities of 24 and 33 basis points, respectively, combined with a decrease in the average cost of total deposits of 24 basis points, partially offset by a decrease in the yield on short-term investments of 55 basis points.

Provision for Credit Losses - The Company recorded a release of credit losses of $211,000 during the third quarter of 2026 as compared to $193,000 in the third quarter of 2025. The release of credit losses for the third quarter of 2026 was driven by the decrease in loans as compared to June 30, 2026 of $38.3 million, or 3.5%, partially offset by the net impact to the allowance for loan losses related to a $508,000 charge-off of a nonperforming commercial real estate loan, the Company’s first loan charge-off in over a decade.

Personnel Expenses - Personnel expenses increased $41,000, or 0.1%. Salaries and commissions increased $582,000, or 2.9%, as a result of merit increases and higher commission payments related to sales activities, partially offset by the decrease in average full-time equivalent employees (“FTEs”) of 6.6%. Employee profit sharing increased $271,000 due to the improvement in net income from continuing operations. Other benefits decreased $806,000, or 16.8%, due to the decrease in FTEs in addition to lower health insurance claims and related expenses.

Equipment Expense - Equipment expense increased $424,000 primarily due to an increase in depreciation and licensing and maintenance expense on software related to technology initiatives.

Other Expense - Other expense increased $880,000, or 12.1%. The increase is primarily due to higher business development costs and professional fees related to technology initiatives.

Investment Securities - Investment securities increased $65.7 million as compared to June 30, 2026. During September 2026, the Company purchased $82.0 million of U.S. Treasury and government agency securities at a weighted average rate of 4.00% and laddered maturities between November 2026 and October 2027. The Company also purchased $28.1 million of mortgage-backed securities at a weighted average rate of 5.42% during the month. The unrealized loss on investment securities increased $34.4 million to $75.3 million as compared to June 30, 2026. The Company is evaluating opportunities to deploy liquidity in a higher interest rate environment with consideration to the impact of falling bond prices on its tangible common equity ratio.

Loans - When compared to June 30, 2026, loans decreased $38.3 million, or 3.5%. The Company experienced several pay-offs within its faith-based portfolio during the quarter, some due to intentional exits of potential problem credits and others due to refinancing at other financial institutions. The Company expects loans at December 31, 2026 to be flat with September 30, 2026. The Company’s 2027 and longer-term forecast for loan growth is 6-8%.

Payments in Advance of Funding – Average payments in advance of funding increased $27.8 million, or 15.8%, primarily due to a 14.5% increase in transportation dollar volumes.

Deposits – Average deposits increased $79.2 million, or 7.8%. The Company experienced growth in average CassPay deposits of $74.5 million, or 29.2%.

Accounts and Drafts Payable - Average accounts and drafts payable increased $37.0 million, or 3.1%, as compared to the third quarter of 2025. The increase in these balances, which are non-interest bearing, is primarily reflective of the increase in transportation and facility dollar volumes of 14.5% and 5.5%, respectively.

Shareholders’ Equity - Total shareholders’ equity decreased $18.6 million as compared to June 30, 2026 as a result of an increase in accumulated other comprehensive loss of $26.2 million and dividends of $4.1 million, partially offset by net income of $10.6 million. The increase in accumulated other comprehensive loss was due to the significant rise in long-term bond yields during the quarter.

Dividend - On October 20, 2026, the Company’s Board of Directors approved a quarterly dividend of $0.34 per share with the dividend payable on December 14, 2026 to shareholders of record on December 4, 2026. This represents a $0.02, or 6.3%, increase in the quarterly dividend reflecting the Board’s confidence in earnings growth.

Repurchase of Common Stock - The Company did not repurchase any of its common stock during the quarter primarily as a result of the increase in average assets of $80.8 million as compared to the second quarter of 2026, and the need to support the asset growth with capital generated from earnings. The Company manages capital with an overall objective of maintaining a leverage ratio of approximately 10.00%. Future levels of repurchases will depend on market conditions, earnings, balance sheet growth and potential acquisition opportunities.

Asset Quality - Non-performing loans totaled $1.1 million at September 30, 2026, a decrease of $537,000 as compared to June 30, 2026, largely driven by the previously mentioned loan charge-off.

Outlook - The Company is optimistic regarding its revenue outlook as a result of i) the likelihood of sustained higher interest rates which would be expected to positively impact net interest margin; ii) the impact of higher contract freight rates and fuel surcharges which should lead to higher levels of accounts and drafts payable, net interest income and financial fees; iii) increased sales activity around CassPay, which is expected to lead to growth in non-interest bearing deposits and financial fees; and iv) onboarding of new clients in Facilities.

The Company expects higher operating expense growth as it heads into the fourth quarter of 2026 and 2027 versus what was experienced through the first three quarters of 2026 due to i) resources needed to support the onboarding and support of two large new CassPay clients; ii) an increase in technology-related depreciation expense as a result of projects around AI-enabled systems being placed into production; iii) an increase in licensing and other related costs around AI-enabled and other third party software platforms; iv) an increase in profit sharing and share-based compensation expense due to forecasted improved earnings; and v) an expectation of rising benefits, primarily due to health insurance costs. While the Company believes it will continue to achieve operational efficiencies in certain areas due to technology successes, this progress may be offset short-term as a result of anticipated investments in people and resources needed to get other AI-enabled systems in place and operating at a level where the Company can continue to achieve operational efficiencies in future periods.
About Cass Information Systems
Cass Information Systems, Inc. is a leading provider of integrated information and payment management solutions. Cass enables enterprises to achieve visibility, control and efficiency in their supply chains, communications networks, facilities and other operations. Disbursing over $94 billion annually on behalf of clients, and with total assets of $2.6 billion, Cass is uniquely supported by Cass Commercial Bank. Founded in 1906 and a wholly owned subsidiary, Cass Commercial Bank provides sophisticated financial exchange services to the parent organization and its clients. Cass is part of the Russell 2000®. More information is available at www.cassinfo.com.

On April 7, 2025, the Company signed an Asset Purchase Agreement providing for the sale of its Telecom Expense Management & Managed Mobility Services (“TEM”) business to Asignet USA Inc. The sale closed on June 30, 2025. The Company has applied discontinued operations accounting in accordance with FASB Accounting Standards Codification (“ASC”), Topic 205-20, “Presentation of Financial Statements – Discontinued Operations,” to the assets and liabilities sold related to the Company's TEM Business Unit as of and for the periods ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, as applicable. All financial information in this earnings release is reported on a continuing operations basis, unless otherwise noted.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios the Company presents, including “adjusted net income from continuing operations,” and “adjusted diluted earnings per share from continuing operations,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). The Company refers to these financial measures and ratios as “non-GAAP financial measures.” The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain revenue and expense items that the Company believes are not indicative of its primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. The Company believes that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of the Company’s performance. The non-GAAP financial measures the Company presents may differ from non-GAAP financial measures used by the Company’s peers or other companies. The Company compensates for these differences by providing the equivalent GAAP measures whenever the Company presents the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing the Company’s performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.
Forward Looking Information

Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue, expenses and asset growth, financial performance and profitability, loan, payments in advance of funding, accounts and drafts payable and deposit growth, changes in freight rates and energy prices, liquidity, yields and returns and asset diversification and credit management.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma”, “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: whether the Company’s customers continue to utilize its payment processing and related services; unfavorable developments concerning customer credit quality; risks associated with lending concentrations including, but not limited to, faith-based ministries and franchise restaurants; liquidity risk; risks associated with cyber-attacks and data breaches; outcomes of litigation and other contingencies; exposure to general and local economic and market conditions; higher inflation and its impacts (including U.S. federal government measures to address higher inflation); impacts of trade and tariff policies and U.S. fiscal debt; any slowdown in global economic growth; risks associated with rapid increases or decreases in prevailing interest rates; the Company’s ability to attract and retain deposits, accounts and drafts payable and access to other sources of liquidity; competition from banks, other financial institutions, freight audit and payment and utility bill management providers; the Company’s ability to attract and retain key personnel; burdens imposed by federal and state regulation; changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on the Company’s revenue, expenses and businesses; changes in accounting policies and practices or accounting standards; natural disasters (including wildfires and earthquakes); terrorist activities; war and geopolitical matters (including in Israel, Iran and Ukraine and the imposition of additional sanctions and export controls in connection therewith); pandemics or other health emergencies and their effects on economic and business environments in which the Company operates, including the related disruption to the financial market and other economic activity; and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results.

For any forward-looking statements made in this press release or in any documents, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, the Company disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

Consolidated Statements of Income (unaudited)

($ and numbers in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Processing fees	$15,892	$16,086	$15,728	$16,304	$16,655	$47,706	$49,824
Financial fees	11,640	10,951	10,431	9,860	10,416	33,022	30,538
Total fee revenue	$27,532	$27,037	$26,159	$26,164	$27,071	$80,728	$80,362

Interest and fees on loans	15,989	15,956	15,277	15,521	15,632	47,222	46,819
Interest and dividends on investment securities	7,209	7,079	6,995	6,767	5,679	21,283	14,625
Interest on short-term investments	3,517	2,570	2,832	3,078	3,860	8,919	10,755
Total interest income	$26,715	$25,605	$25,104	$25,366	$25,171	$77,424	$72,199
Interest expense	3,823	4,058	3,888	3,895	4,151	11,769	12,431
Net interest income	$22,892	$21,547	$21,216	$21,471	$21,020	$65,655	$59,768
Release of (provision for) credit losses	211	(531)	(61)	389	193	(381)	(737)
(Loss) gain on sale of investment securities	(38)	5	5	38	4	(28)	(3,572)
Other	2,099	1,885	1,782	1,827	1,768	5,766	5,039
Total revenues	$52,696	$49,943	$49,101	$49,889	$50,056	$151,740	$140,860
Salaries and commissions	20,687	20,241	19,268	20,304	20,105	60,196	60,406
Share-based compensation	1,012	1,130	1,439	1,009	1,018	3,581	3,177
Employee profit sharing	1,956	1,959	1,634	1,514	1,685	5,549	4,770
Other benefits	3,992	3,755	4,938	4,602	4,798	12,685	14,284
Total personnel expenses	$27,647	$27,085	$27,279	$27,429	$27,606	$82,011	$82,637
Occupancy	735	703	681	643	734	2,119	2,124
Equipment	2,937	2,776	2,432	2,548	2,513	8,145	7,369
Amortization of intangible assets	286	293	293	293	293	872	879
Bad debt recovery	—	(1,759)	—	—	—	(1,759)	(2,000)
Other	8,175	7,671	7,533	8,988	7,295	23,379	21,081
Total operating expenses	$39,780	$36,769	$38,218	$39,901	$38,441	$114,767	$112,090
Income from continuing operations, before income tax expense	$12,916	$13,174	$10,883	$9,988	$11,615	$36,973	$28,770
Income tax expense	2,348	2,599	2,144	1,799	2,403	7,091	5,848
Net income from continuing operations	$10,568	$10,575	$8,739	$8,189	$9,212	$29,882	$22,922
Income (loss) from discontinued operations, net of tax	6	12	93	—	(106)	111	4,005
Net income	$10,574	$10,587	$8,832	$8,189	$9,106	$29,993	$26,927

Basic earnings per share from continuing operations	$.83	$.83	$.68	$.63	$.70	$2.33	$1.73
Basic earnings (loss) per share from discontinued operations	—	—	.01	—	(.01)	.01	.30
Basic earnings per share	$.83	$.83	$.69	$.63	$.69	$2.34	$2.03

Diluted earnings per share from continuing operations	$.81	$.81	$.66	$.62	$.69	$2.28	$1.69
Diluted earnings (loss) per share from discontinued operations	—	—	.01	—	(.01)	.01	.30
Diluted earnings per share	$.81	$.81	$.67	$.62	$.68	$2.29	$1.99

Consolidated Balance Sheets (unaudited)

($ in thousands)

	As of
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25
Assets:
Cash and cash equivalents	$255,870	$228,473	$244,343	$392,268	$258,634
Investment securities available-for-sale, at fair value	802,463	736,790	785,343	770,772	717,369
Loans	1,064,723	1,103,039	1,088,730	1,061,217	1,088,347
Less: Allowance for credit losses	(13,602)	(14,374)	(13,861)	(13,597)	(14,066)
Loans, net	$1,051,121	$1,088,665	$1,074,869	$1,047,620	$1,074,281
Payments in advance of funding	257,706	249,614	260,624	164,514	188,040
Premises and equipment, net	29,786	29,848	29,903	29,449	30,287
Investments in bank-owned life insurance	53,670	53,161	52,670	52,195	51,700
Goodwill and other intangible assets	19,019	19,306	19,599	19,892	20,200
Accounts and drafts receivable from customers	4,999	44,690	4,950	69,425	49,798
Other assets	81,328	65,665	61,490	59,889	63,313
Total assets	$2,555,962	$2,516,212	$2,533,791	$2,606,024	$2,453,622

Liabilities and shareholders’ equity:
Deposits
Non-interest bearing	$496,255	$481,852	$406,113	$513,434	$407,169
Interest-bearing	656,114	634,716	699,570	686,599	627,491
Total deposits	$1,152,369	$1,116,568	$1,105,683	$1,200,033	$1,034,660
Accounts and drafts payable	1,131,354	1,028,098	1,000,154	1,124,858	1,130,371
Short-term borrowings	—	80,000	145,000	—	—
Other liabilities	46,200	46,882	41,162	38,135	45,142
Total liabilities	$2,329,923	$2,271,548	$2,291,999	$2,363,026	$2,210,173

Shareholders’ equity:
Common stock	$7,753	$7,753	$7,753	$7,753	$7,753
Additional paid-in capital	208,061	206,971	206,807	207,052	205,925
Retained earnings	184,763	178,287	171,797	167,092	163,038
Common shares in treasury, at cost	(117,437)	(117,437)	(114,366)	(112,148)	(103,835)
Accumulated other comprehensive loss	(57,101)	(30,910)	(30,199)	(26,751)	(29,432)
Total shareholders’ equity	$226,039	$244,664	$241,792	$242,998	$243,449
Total liabilities and shareholders’ equity	$2,555,962	$2,516,212	$2,533,791	$2,606,024	$2,453,622

Consolidated Financial Summary (unaudited)

($ in thousands)

	As of or for Three Months Ended					As of or for Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
LOAN PORTFOLIO
Commercial & Industrial:
Franchise	$250,370	$231,520	$233,088	$235,718	$249,855	$250,370	$249,855
Leases	137,013	128,531	123,914	119,186	123,601	137,013	123,601
Other	206,111	235,031	220,863	198,194	196,273	206,111	196,273
Commercial Real Estate:
Faith-Based	359,031	395,521	396,758	397,608	407,074	359,031	407,074
Other	112,198	112,436	114,107	110,511	111,544	112,198	111,544
Total loans	$1,064,723	$1,103,039	$1,088,730	$1,061,217	$1,088,347	$1,064,723	$1,088,347

AVERAGE BALANCES
Interest-earning assets	$2,294,778	$2,199,091	$2,214,838	$2,207,672	$2,189,384	$2,236,529	$2,128,428
Loans	1,075,606	1,090,796	1,066,371	1,081,819	1,095,412	1,077,625	1,110,227
Investment securities	768,095	761,707	777,777	755,004	667,271	769,157	612,398
Short-term investments	403,057	305,759	339,667	334,824	382,250	349,726	354,981
Payments in advance of funding	203,543	210,387	176,987	175,009	175,705	197,070	175,170
Assets	2,627,423	2,546,593	2,523,860	2,529,068	2,499,914	2,566,338	2,437,278
Non-interest bearing deposits	468,412	432,183	421,702	421,548	406,241	440,937	401,497
Interest-bearing deposits	627,426	642,892	648,261	614,165	610,403	639,450	618,114
Short-term borrowings	174	9,967	4,067	609	11	4,722	11
Accounts and drafts payable	1,246,398	1,178,774	1,172,102	1,214,865	1,209,416	1,199,364	1,141,535
Shareholders’ equity	$240,242	$239,614	$244,850	$241,525	$236,208	$241,551	$232,107

YIELDS (tax equivalent)[1]
Net interest margin	4.02%	4.00%	3.95%	3.93%	3.87%	3.99%	3.80%
Interest-earning assets	4.68%	4.74%	4.67%	4.63%	4.62%	4.69%	4.58%
Loans	5.90%	5.87%	5.81%	5.69%	5.66%	5.86%	5.64%
Investment securities	3.67%	3.72%	3.69%	3.59%	3.34%	3.69%	3.09%
Short-term investments	3.46%	3.37%	3.38%	3.65%	4.01%	3.41%	4.05%
Total deposits	1.38%	1.46%	1.45%	1.49%	1.62%	1.43%	1.63%
Interest-bearing deposits	2.42%	2.44%	2.39%	2.51%	2.70%	2.42%	2.69%
Interest-bearing liabilities	2.42%	2.49%	2.42%	2.51%	2.70%	2.44%	2.69%

ASSET QUALITY
Allowance for credit losses to loans	1.28%	1.30%	1.27%	1.28%	1.29%	1.28%	1.29%
Non-performing loans	$1,111	$1,648	$3,139	$6,992	$7,074	$1,111	$7,074
Non-performing loans to total loans	0.10%	0.15%	0.29%	0.66%	0.65%	0.10%	0.65%
Net loan charge-offs to loans	0.05%	—%	—%	—%	—%	0.05%	—%
1 Yields are presented on a tax-equivalent basis assuming a tax rate of 21%.

Consolidated Financial Summary (unaudited) (continued)

(numbers in thousands)

	As of or for Three Months Ended					As of or for Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
SHARE DATA
Weighted average common shares outstanding	12,776	12,805	12,875	12,939	13,116	12,818	13,264
Weighted average common shares outstanding assuming dilution	13,041	13,069	13,152	13,219	13,399	13,087	13,546
Period end common shares outstanding	12,776	12,776	12,843	12,871	13,073	12,776	13,073

CAPITAL
Common equity tier 1 ratio	15.45%	14.68%	14.80%	15.10%	15.04%	15.45%	15.04%
Total risk-based capital ratio	16.26%	15.52%	15.63%	15.95%	15.90%	16.26%	15.90%
Leverage ratio	10.11%	10.13%	10.05%	9.91%	10.17%	10.11%	10.17%
Tangible common equity ratio	8.16%	9.03%	8.84%	8.63%	9.17%	8.16%	9.17%

Consolidated Financial Summary (unaudited) (continued)

($ and numbers in thousands, except average dollars per invoice and average full-time equivalent employees)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25

TRANSPORTATION INVOICE AND DOLLAR VOLUMES
Traditional freight $$ processed by line item:
Linehaul/other	$8,544,465	$8,012,376	$7,360,767	$7,393,950	$7,537,244	$23,917,608	$22,288,954
Fuel surcharge	1,080,606	1,041,950	653,769	667,507	711,022	2,776,325	2,126,777
Tariff	142,030	140,913	187,159	150,013	181,126	470,102	423,230
Total	$9,767,101	$9,195,239	$8,201,695	$8,211,470	$8,429,392	$27,164,035	$24,838,961

Traditional freight average $$ per invoice:
Linehaul/other	$976	$924	$913	$885	$851	$938	$857
Fuel surcharge	123	120	81	80	80	109	82
Tariff	16	16	23	18	20	18	16
Total	$1,115	$1,060	$1,017	$983	$951	$1,065	$955

All other Transportation $$ processed	$1,280,053	$1,269,833	$1,127,447	$1,270,928	$1,221,941	$3,677,333	$3,490,947
Total Transportation $$ processed	$11,047,154	$10,465,072	$9,329,142	$9,482,398	$9,651,333	$30,841,368	$28,329,908

Traditional freight invoices processed	8,755	8,669	8,064	8,351	8,861	25,488	26,008
All other invoices processed	40,376	42,120	40,330	47,872	44,061	122,826	128,652
Total Transportation invoices processed	49,131	50,789	48,394	56,223	52,922	148,314	154,660
Note: To provide more meaningful information to investors, the Company changed the manner in which it is reporting transportation invoices and dollars processed by differentiating between traditional freight (truckload, less-than-truckload, ocean, air and rail) and other (parcel and final mile). Previous quarters have been restated to be consistent with current quarter presentation.

FACILITY INVOICE AND DOLLAR VOLUMES
Facility expense invoice volume	4,033	4,018	4,038	4,058	4,084	12,089	12,450
Facility expense dollar volume	$6,578,114	$5,656,647	$6,253,208	$5,686,642	$6,233,369	$18,487,969	$17,569,447
Average Facility $$ per invoice	$1,631	$1,408	$1,549	$1,401	$1,526	$1,529	$1,411

EMPLOYEES
Average full-time equivalent employees	895	896	923	939	958	905	982

Income from Discontinued Operations (unaudited)

($ in thousands)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Revenue:
Processing fees	$—	$—	$—	$—	$—	$—	$7,630
Financial fees	—	—	—	—	—	—	888
Other fees	503	736	733	794	772	1,972	2,608
Gain on sale of TEM business	—	—	—	—	—	—	3,550
Total revenue	$503	$736	$733	$794	$772	$1,972	$14,676

Operating expense:
Salaries and commissions	375	401	433	487	536	1,209	6,150
Share-based compensation	—	—	—	—	—	—	28
Other benefits	41	72	72	90	183	185	1,324
Total personnel expenses	$416	$473	$505	$577	$719	$1,394	$7,502
Occupancy	—	21	23	24	23	44	384
Equipment	—	—	—	9	1	—	100
Amortization of intangible assets	—	—	—	—	—	—	19
Other	79	226	81	184	170	386	1,357
Total operating expense	$495	$720	$609	$794	$913	$1,824	$9,362
Income (loss) from discontinued operations, before income tax expense (benefit)	$8	$16	$124	$—	$(141)	$148	$5,314
Income tax expense (benefit)	2	4	31	—	(35)	37	1,309
Net income (loss) from discontinued operations	$6	$12	$93	$—	$(106)	$111	$4,005
Reconciliation of GAAP to Non-GAAP Financial Information (unaudited)

($ in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/26	6/30/26	3/31/26	12/31/25	9/30/25	9/30/26	9/30/25
Net income from continuing operations (GAAP)	$10,568	$10,575	$8,739	$8,189	$9,212	$29,882	$22,922
Adjustments:
Loss (gain) on sale of investment securities	38	(5)	(5)	(38)	(4)	28	3,572
Bad debt recovery	—	(1,759)	—	—	—	(1,759)	(2,000)
Restructuring expense	—	—	—	1,131	—	—	—
Tax effect[1]	(9)	438	1	(272)	1	430	(390)
Adjusted net income from continuing operations (Non-GAAP)	$10,597	$9,249	$8,735	$9,010	$9,209	$28,581	$24,104
Diluted earnings per share from continuing operations (GAAP)	$0.81	$0.81	$0.66	$0.62	$0.69	$2.28	$1.69
Adjusted diluted earnings per share from continuing operations (Non-GAAP)	$0.81	$0.71	$0.66	$0.68	$0.69	$2.18	$1.78
1 The tax effect is calculated using the Company’s effective statutory rate of 21% plus the state tax effect.